                                                                   EXHIBIT 23.2

                       Consent Of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-44729 and 333-48467) of Computer Learning Centers, Inc. of our report dated March 13, 1998, except as to Note 16, which is as of April 27, 1998, appearing on page F-2 of this Form 10-K.

/s/ Price Waterhouse LLP



Price Waterhouse LLP
New York, New York
May 1, 1998